Exhibit 10.1

FOURTH AMENDMENT

TO

THE PROGRESSIVE CORPORATION

2010 EQUITY INCENTIVE PLAN

WHEREAS, The Progressive Corporation 2010 Equity Incentive Plan, as previously amended (the “Plan”), is currently in effect; and

WHEREAS, it is deemed desirable to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subject to Paragraph 2 below, the definition of the term “Performance Goals” as set forth in Section 1(b) of the Plan, is hereby amended as follows:

a. The word “and” is hereby deleted from the last line of clause (ii) of such definition.

b. Clause (iii) of such definition is hereby renumbered as clause (iv).

c. A new clause (iii) is hereby inserted in such definition, as follows:

“(iii) Investments:

•	Investment performance of one or more segments of the Company’s investment portfolio; and”

d. The text of such definition immediately following the newly renumbered clause (iv) is hereby deleted in its entirety and the following is substituted in its place:

“Performance goals may be measured on a company-wide, subsidiary or business unit basis, or any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities, an index, or other external measure. With respect to investment performance, such goals may also reflect risk adjustment and/or the benefit of any state premium tax abatements attributable to the Company’s investment portfolio.”

2. The addition of the new performance criterion included in Paragraph 1 above is subject to approval by the holders of The Progressive Corporation’s Common Shares, $1.00 par value in accordance with the requirements of Section 162(m) of the Internal Revenue Code. If shareholders do not approve such new performance criterion at the Annual Meeting of Shareholders in April 2012, this Amendment shall automatically terminate and be of no further force or effect.

This Amendment will be effective as of January 27, 2012.

/s/ Charles E. Jarrett
Charles E. Jarrett Secretary